TERM NOTE

$500,000.00                                                          May 6, 1997

         FOR VALUE RECEIVED, 800 Canal Street Limited Partnership, a Louisiana partnership in commendam ("Maker"), promises to pay to the order of Sonesta Louisiana Hotels Corporation, a Louisiana corporation ("Sonesta"), the principal sum of Five Hundred Thousand and No/100 ($500,000.00) Dollars, with interest at a rate per year equal to one percent plus the Prime Rate (as hereinafter defined). The term "Prime Rate" shall mean the base rate on corporate loans, as quoted from time to time as the "prime rate" in the Money Rates column of the Wall Street Journal. The Prime Rate as determined on the first business day of each month shall be the applicable Prime Rate for that month.

         This term note ("Note") shall be repaid in five equal annual installments of principal, commencing one year after the date hereof, and continuing on the same date of each subsequent year until this note is paid in full. Interest shall be payable on the same date as the principal payments are due. All remaining amounts due hereunder shall be due and payable no later than five years from the date of this Note. Payments hereunder shall be applied first to accrued but unpaid interest and then to principal. Interest on the outstanding principal owed on this Note shall be computed and assessed on the basis of the actual number of days elapsed over a year composed of 360 days. If Sonesta declares this Note to be in default, Sonesta shall have the right prospectively to adjust and fix the interest rate under this Note at eighteen percent (18%) per annum.

         If this Note is referred to an attorney at law to institute legal proceedings to recover the amount hereof, or any part hereof, to protect the interest of the holder or holders hereof, Maker hereby binds itself to pay the reasonable fees of the attorney and all charges, fees, costs, and expenses incurred in connection therewith. Maker expressly waives any presentment, protest or notice in connection with this Note now or hereafter required by applicable law. Maker and the endorsers hereof, if any, bind themselves jointly, severally and solidarily for the full payment hereof. This Note shall be non-recourse, and upon default, Sonesta shall enforce its remedies solely from the collateral given by Maker as security for the repayment of this Note, and no deficiency, after applying the net proceeds of any foreclosure or other sale of such collateral, shall be asserted against the Maker, or any partner thereof, or their respective successors, heirs, legal representatives or assigns.

                            800 CANAL STREET LIMITED PARTNERSHIP
                            By: Historic Renovations Incorporated,
                                 General Partner

                            By: /s/ Maurice Pres Kabacoff
                                ----------------------------------
                                Maurice Pres Kabacoff, President